Exhibit 99.1

Target Hospitality Provides Business Update

- Target Hospitality Board Disbands Special Committee -

- Target Hospitality to Reinvigorate Focus on Allocating Capital to High Return Initiatives, Including In-Organic Growth -

- Reaffirms 2024 Outlook Given Strength of Year-to-Date Operating Results -

THE WOODLANDS, Texas, September 25, 2024 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality,” “Target” or the “Company”) (Nasdaq: TH), one of North America's largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced that the Company’s Board of Directors has determined to disband the Special Committee of the Company’s Board of Directors (the “Special Committee”), comprised solely of independent directors, which it had established to consider and evaluate the previously announced unsolicited non-binding offer, received on March 24, 2024, from Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), to acquire all of the outstanding shares of common stock of the Company not owned by Arrow, any investment fund managed by TDR or their respective affiliates (the “Unaffiliated Shares”), for cash consideration of $10.80 per share (the “TDR Offer”) and explore and consider strategic alternatives thereto. In connection with its review of the TDR Offer, the Special Committee launched a formal process to solicit offers for the Company and invited Arrow to participate in such a process. Following the previously announced loss of a contract, no formal offers were received, and Arrow did not reaffirm the TDR Offer or advance any alternative proposal that the Special Committee could conclude, in consultation with its independent financial and legal advisors, would be more attractive to the holders of the Unaffiliated Shares than the Company’s standalone prospects. The Company cannot predict what Arrow, TDR or others will do in the future regarding a potential acquisition of the Company.

The Company will continue to focus on allocating capital to high return initiatives, including in-organic growth. Given the operating results to date, the Company is reaffirming its 2024 guidance outlook.

Brad Archer, President and Chief Executive Officer commented, “Our underlying business fundamentals remain strong, and the Company continues to perform well, capitalizing on healthy demand for our services and our efficient operating platform. Our team remains focused on driving the business forward, supported by a solid balance sheet, strong liquidity profile, good revenue visibility and robust cash generation. The conclusion of the evaluation process of the TDR Offer restores our full flexibility to pursue multiple capital allocation opportunities focused on maximizing value. Based on all these favorable dynamics, we are pleased to reaffirm our 2024 outlook.”

Target will reinvigorate its efforts to maximize value creation while maintaining its strong financial position through disciplined capital deployment. The Company has continued its efforts to build and evaluate a pipeline of strategic growth opportunities in the coming years. These opportunities encompass Target’s existing full-turnkey hospitality solutions, as well as broaden Target’s value chain participation through individual elements of existing core competencies.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements including variable occupancy levels associated with subcontracts in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems; our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Mark Schuck

ir@targethospitality.com

(832) 702 – 8009